SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported)  September 15, 2000



                               ISG RESOURCES, INC.

             (Exact name of registrant as specified in its charter)


                 Utah                                           87-0327982
                 ----                                           ----------
            (State or Other              (Commission          (IRS Employer
            Jurisdiction of              File Number)      Identification No.)
            Incorporation)


    136 East South Temple, Suite 1300,     Salt Lake City, Utah         84111
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 (Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (801) 236-9700

Item 2.  Acquisition or Disposition of Assets

         Effective September 15, 2000, ISG Resources, Inc. ("ISG") acquired certain fixed and intangible assets from Hanson Aggregates West, Inc. ("Hanson"). Hanson is a subsidiary of Hanson PLC, a leading international building materials company with operations in North America and Europe. Hanson PLC's principal businesses include the sale of aggregates, concrete products and bricks.

         ISG established through negotiation a purchase price of $2,100,000 in cash, for all of the equipment and other fixed assets, as well as contracts with three Texas and Louisiana power plants. The assets acquired by ISG are located, based, or utilized at the fly ash operations of Hanson at the following locations:

         1.       Welsh Power Plant, near Cason, Texas;
         2.       Rodemacher Power Plant, near Boyce, Louisiana; and
         3.       Nelson Station Power Plant, near Westlake, Louisiana

         ISG will utilize the assets purchased to provide materials management services for the utility contracts acquired in the asset acquisition.
Approximately 500,000 tons of fly ash and bottom ash will be managed and marketed under the contracts. A copy of the asset purchase agreement is attached.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. The financial statements of Hanson, for the periods specified in Rule 3-05(b) of Regulation S-X and as prepared in accordance with the requirement under Rule 2-02 of Regulation S-X, are not being included within this report, but will be filed as an amendment to this report within sixty days of the date hereof.

         (b)  Pro  Forma   Financial   Information.   The  pro  forma  financial
information of Hanson is not being included within this report, but will be filed as an amendment to this report within sixty days of the date hereof.

         (c) Exhibits. The following documents are being filed as exhibits to this report:

                  (i) Asset Purchase Agreement, dated as of September 5, 2000, by and between ISG and Hanson.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ISG RESOURCES, INC.
                                            -------------------
                                            (registrant)



September 29, 2000                          BY:   /s/
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(Date)                                               J.I. EVEREST, II
                                                     CHIEF FINANCIAL OFFICER